UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) Atlantic Coast Federal Corporation (the "Company") held a special meeting of stockholders on December 30, 2010.  Holders of record of the Company's common stock at the close of business on November 8, 2010, were entitled to vote on four proposals at the special meeting. There were 13,415,874 shares of common stock of the Company eligible to be voted at the special meeting and 12,094,772 shares represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting.

(b) The final voting results of each proposal are set forth below.

Proposal 1 – Plan of Conversion and Reorganization

The Company's stockholders approved the plan of conversion and reorganization as described in the proxy statement/prospectus dated November 12, 2010.

	Votes of Stockholders
	Excluding Atlantic Coast Federal, MHC	Including Atlantic Coast Federal, MHC
For	3,313,578	12,042,078
Against	52,294	52,294
Abstain	400	400
Broker Non-Votes	0	0

Proposal 2 – Adjournment of Special Meeting

The Company's stockholders approved the proposal providing for the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

For	11,864,842
Against	224,094
Abstain	5,836
Broker Non-Votes	0

Proposal 3a-3c – Informational Proposals

3a.  The Company's stockholders approved a provision in Atlantic Coast Financial Corporation's articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Atlantic Coast Financial Corporation's articles of incorporation.

For	11,023,567
Against	1,041,312
Abstain	29,893
Broker Non-Votes	0

3b.  The Company's stockholders approved a provision in Atlantic Coast Financial Corporation's articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Atlantic Coast Financial Corporation's bylaws.

For	11,019,936
Against	1,070,686
Abstain	4,150
Broker Non-Votes	0

3c.  The Company's stockholders approved a provision in Atlantic Coast Financial Corporation's articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Atlantic Coast Financial Corporation's outstanding voting stock.

For	11,054,360
Against	1,010,939
Abstain	29,473
Broker Non-Votes	0

ITEM 8.01.  OTHER EVENTS.

On December 30, 2010, Atlantic Coast Federal Corporation (the "Company"), the holding company for Atlantic Coast Bank, announced that its stockholders and the members of Atlantic Coast Federal, MHC have approved Atlantic Coast Federal, MHC's Plan of Conversion and Reorganization providing for the second-step conversion and stock offering.

As announced earlier this month, Atlantic Coast Financial Corporation, the proposed holding company for Atlantic Coast Bank and successor company for Atlantic Coast Federal Corporation, has extended its community offering to January 21, 2011.  In connection with the extension of the community offering, the Company expects to launch an assisted broker program to sell shares of common stock in early January 2011.

The full text of the press release announcing voting approval of Atlantic Coast Federal, MHC's Plan of Conversion and Reorganization by the Company's stockholders and the members of Atlantic Coast Federal, MHC is set forth in Exhibit 99.1 attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.

99.1    Press release dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	January 4, 2011	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Press release dated December 30, 2010